                                                                    EXHIBIT 4.20


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

                            SYQUEST TECHNOLOGY, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No. 8                                   Number of Shares 75,000
Date of Issuance October 8, 1996


        SyQuest Technology, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, State Capital Market Group, Ltd. ("Holder"), the registered holder hereof, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof but not after 5:00 P.M. San Francisco time on the Expiration Date (as defined herein) seventy five thousand (75,000) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at a purchase price of U.S. $7.15 per share in lawful money of the United States.

        Section 1.

                (a) Definitions.  The following words and terms as used
                    -----------
 in this Warrant have the following meanings:

                    "Common Stock" means (a) the Company's common stock,
                     ------------
par value $.001 per share, and (b) any capital stock into which such common stock shall have been changed or any capital stock resulting from a reclassification of such common stock.

                    "Convertible Securities" mean any securities issued by
                     ----------------------
the Company which are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

                "Expiration Date" means the date three years from the date
                 ---------------
of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of San Francisco or the State of California (a "Holiday"), the next preceding date that is not a Holiday.

                "Securities Act" means the Securities Act of 1933, as amended.
                 --------------

                "Transfer" shall include any disposition of any Warrants or
                 --------
Warrant Shares, or of any interest in either thereof which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended, or the securities laws of California or such other state or states as may be applicable.

                "Warrant" shall mean this Warrant and all Warrants issued in
                 -------
exchange, transfer or replacement of any thereof.

                "Warrant Exercise Price" shall be U.S. $7.15 per share.
                 ----------------------

            (b) Other Definitional Provisions.
                -----------------------------

                (i) Except as otherwise specified herein, all references herein
(A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

                (ii) When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

                (iii) Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

        Section 2. Exercise of Warrant.
                   -------------------

            (a) Subject to the terms and conditions hereof, this Warrant may be exercised, as a whole or in part, at any time during normal business hours on or after the opening of business on the date hereof and prior to 5:00 P.M. San Francisco Time on the Expiration Date. The rights represented by this Warrant may be exercised by the holder hereof then registered on the books of the Company, as a whole or from time to time in part (except that this Warrant shall not be exercisable as to a fractional share) by (i) delivery of a written notice, in the form of the Subscription Notice attached as Exhibit A hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) in cash or by check, for the number of Warrant Shares as to which this Warrant shall have been exercised, and (iii) the surrender of this Warrant, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to the holder hereof); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or as directed by, the holder, shall be delivered to, or as directed by, such holder within a reasonable time after such rights shall have been so exercised.

          (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the holder thereof shall be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

     Section 3.  Covenants as to Common Stock. The Company covenants and agrees
                 ----------------------------
that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant and that the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

     Section 4.  Taxes.  The Company shall not be required to pay any tax or
                 -----
taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any permitted transfer of this Warrant.

     Section 5.  Warrant Holder Not Deemed a Stockholder.  No holder, as such,
                 ---------------------------------------
of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant.

     Section 6.  No Limitation on Corporate Action.  No provisions of this
                 ---------------------------------
Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

     Section 7.  Representations of Holder.  The holder of this Warrant, by the
                 -------------------------
acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, and not with any present intention of distributing any of the same. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor") and an "excluded purchaser" for purposes of Section 25102(f) of the California Corporate Securities Law of 1968 (an "Excluded Purchaser"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor and an Excluded Purchaser. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States or state securities laws.

     Section 8.  Transfer; Opinions of Counsel; Restrictive Legends.
                 --------------------------------------------------

          (a) Prior to any sale, transfer or other disposition of this Warrant or the Warrant Shares not pursuant to an effective registration statement, the holder thereof will give ten (10) days' notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and, if such transfer is not registered under the Securities Act, shall be accompanied by an opinion, addressed to the Company and reasonably satisfactory in form and substance to it, of counsel (reasonably satisfactory to the Company) for such holder, stating that, in the opinion of such counsel, such transfer will be a transaction exempt from registration under the Securities Act.

          (b) If such sale, transfer or other disposition may in the opinion of such counsel be effected without registration under the Securities Act, such holder shall thereupon be entitled to the terms of the notice delivered by such holder to the Company. If in the opinion of such counsel such transfer may not be effected without registration under the Securities Act, such holder shall not be entitled to so transfer this Warrant or the Warrant Shares unless the Company shall have filed a registration statement relating to such proposed transfer and such registration statement shall have become effective under the Securities Act.

          (c) Any Warrant Shares issued upon exercise of this Warrant may bear one or more of the legends in similar form to the legend set forth on this Warrant.

     Section 9.  Adjustments.
                 -----------

          (a) Reclassification and Reorganization.  In case of any
              -----------------------------------
reclassification, capital reorganization or other change of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company acting in good faith.

          (b) Dividends and Stock Splits.  If and whenever the Company shall
              --------------------------
effect a stock dividend, a stock split, a stock combination, or a reverse stock split of the Common Stock, the number of Warrant Shares purchasable hereunder and the Warrant Exercise Price shall be proportionately adjusted in the manner determined by the Company's Board of Directors acting in good faith. The number of shares, as so adjusted, shall be rounded down to the nearest whole number and the Warrant Exercise Price shall be rounded to the nearest cent.

     Section 10.  Lost, Stolen, Mutilated or Destroyed Warrant.  If this
                  --------------------------------------------
Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

     Section 11.  Notice.  All notices and other communications under this
                  ------
Warrant shall (a) be in writing (which shall include communications by facsimile), (b) be (i) sent by registered or certified mail, postage prepaid, return receipt requested, or by facsimile, or (ii) delivered by hand, and (c) be given at the following respective addresses and facsimile numbers and to the attention of the following persons:

        if to the Company, to it at:

                SyQuest Technology, Inc.
                47071 Bayside Parkway
                Fremont, California 94538
                Telephone:  (510) 226-4000
                Facsimile:  (510) 226-4114
                Attention:  President

        if to Holder, to it at the address set forth below Holder's signature on the signature page hereof,

or at such other address or facsimile number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address", and (d) be effective or deemed delivered or furnished (i) if given by mail, on the fifth Business Day after such communication is deposited in the mail, addressed as above provided, (ii) if given by facsimile, when such communication is transmitted to the appropriate number determined as above provided in this Section and the appropriate answer back is received or receipt is otherwise acknowledged, and (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, except that notices of a change of address, facsimile or telephone number, shall not be deemed furnished, until actually received.

     Section 12.  Miscellaneous.  This Warrant and any term hereof may be
                  -------------
changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of Delaware.

     Section 13.  Date.  The date of this Warrant is October 8, 1996.  This
                  ----
Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

                                               SYQUEST TECHNOLOGY, INC.



                                               By: /s/ Edwin L. Harper
                                                   ----------------------------
                                                   Edwin L. Harper
                                                      President

ACCEPTED:
--------

STATE CAPITAL MARKET GROUP, LTD.


By:
   -----------------------------
   Barry Minsky
   President

Address:  545 Madison Avenue
          New York, NY  10022
Facsimile:  (212) 888-7054

                              EXHIBIT A TO WARRANT
                              --------------------

                               SUBSCRIPTION FORM

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                            SYQUEST TECHNOLOGY, INC.

          The undersigned hereby exercises the right to purchase the number of Warrant Shares covered by this Warrant specified below according to the conditions thereof and herewith makes payment of U.S. $_______________, the aggregate Warrant Exercise Price of such Warrant Shares in full. Capitalized terms used herein have the meanings respectively ascribed to them in the Warrant.

          The undersigned further certifies that:

          1. It is acquiring the Warrant Shares for its own account and not as nominee for any other party, for investment and not with a view to, or sale in connection with, any distribution thereof, nor with any present intention of distributing any of the same except in compliance with all applicable securities laws; and

          2. As of this date, it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and an "excluded purchaser" for purposes of Section 25102(f) of the California Corporate Securities Law of 1968.


Dated: ______________, _____                           [HOLDER]


                                        By:
                                        Name:
                                        Title:

                                        Address:

                                        --------------------------------------

                                        --------------------------------------

                                        --------------------------------------

                                        Number of Warrant Shares Being
                                        Purchased: